                                                                  Exhibit (d)(3)

(D)(3)

              AMENDMENT TO THE MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment ("Amendment") to the Agreement (defined below), by and between Vantagepoint Investment Advisers, LLC, a Delaware limited liability company ("VIA") and The Vantagepoint Funds, a Delaware statutory trust (the "Funds") is made this 1st day of July, 2005.

     WHEREAS, VIA and the Funds entered into the Master Investment Advisory Agreement effective as of March 1, 1999 and amended on December 1, 2000 (the "Agreement") for the management of the series of the Funds including the Model Portfolio Savings Oriented, Model Portfolio Conservative Growth, Model Portfolio Traditional Growth, Model Portfolio Long-Term Growth and Model Portfolio All-Equity Growth Funds (the "Model Portfolios"); and

     WHEREAS, VIA and the Funds desire to amend the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the parties hereto agree as follows:

     1. Article II, Section 2.05, is hereby amended by deleting the annual fee rate for the Model Portfolios and inserting the following:

                                                              ANNUAL RATE
                  FUND                            (AS A % OF AVERAGE DAILY NET ASSETS
                  ----                            -----------------------------------
Model Portfolio Savings Oriented Fund      0.10% up to and including the first $500 million
                                           0.09% over $500 million up to $1 billion
                                           0.08% over $1 billion
Model Portfolio Conservative Growth Fund   0.10% up to and including the first $500 million
                                           0.09% over $500 million up to $1 billion
                                           0.08% over $1 billion
Model Portfolio Traditional Growth Fund    0.10% up to and including the first $500 million
                                           0.09% over $500 million up to $1 billion
                                           0.08% over $1 billion
Model Portfolio Long-Term Growth Fund      0.10% up to and including the first $500 million
                                           0.09% over $500 million up to $1 billion
                                           0.08% over $1 billion
Model Portfolio All-Equity Growth Fund     0.10% up to and including the first $500 million
                                           0.09% over $500 million up to $1 billion
                                           0.08% over $1 billion

     2. All other provisions of the Agreement remain in full force and effect.

     3. Unless otherwise defined in this Amendment, all terms used in this Amendment shall have the same meaning given to them in the Agreement.


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

     4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5. This Amendment shall be effective on July 1, 2005.

IN WITNESS WHEREOF, THE PARTIES HERETO EXECUTE THIS AGREEMENT ON JUNE 20, 2005.

THE VANTAGEPOINT FUNDS


By:
    ---------------------------------
Name: Paul Gallagher
Title: Corporate Secretary


VANTAGEPOINT INVESTMENT ADVISERS, LLC


By:
    ---------------------------------
Name: Paul Gallagher
Title: Corporate Secretary


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